UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 15, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 15, 2011, the closing was held for the Agreement and Plan of Merger dated March 9, 2011, (the “Merger Agreement”) with United Community Mortgage Corp. (“UCMC”), a New Jersey corporation, and its sole shareholder, Edward Kenmure, Prime Source Mortgage, Inc. (“PSMI”), and PSM Acquisition, Inc., a newly created New Jersey corporation and wholly owned subsidiary of PSMI (“Merger Sub”).  On March 16, 2011, the closing became effective with the filing of the Articles of Merger in the State of New Jersey to complete the merger of the Merger Sub with and into UCMC.  UCMC was the surviving corporation of the merger and has become a wholly owned subsidiary of PSMI.  Mr. Kenmure, as the sole shareholder of UCMC received 2,392,858 shares of PSM Holdings, Inc. (PSMH) in exchange for all of the outstanding equity securities of UCMC. As a result of the transaction, Mr. Kenmure owns approximately 14% of the outstanding common shares of PSMH  The common shares issued by us to Kenmure have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the closing of the Merger Agreement, we issued a press release, a copy of which is included as an exhibit to this filing.

Item 3.02	Unregistered Sales of Equity Securities.

On March 16, 2011, in connection with the closing of the Agreement as described in Item 2.01 above, PSMH issued 2,392,858 shares to Edward Kenmure, the shareholder of UCMC.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Mr. Kenmure was an accredited investor as defined in Regulation D.  He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  He also represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Mr. Kenmure was afforded the opportunity to ask questions of PSMH and PSMI management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock exchange transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2011, in connection with the closing of the Merger Agreement described in Item 2.01 above, the number of directors was increased to five persons and Edward Kenmure was elected as a director of PSMH by the Board of Directors to fill the vacancy created by the increase in the number of directors.  Mr. Kenmure also entered into a full-time employment agreement with PSMI to serve as vice-president of PSMI.  The term of his employment agreement is for two years, with automatic one-year extensions unless notice is given by either party.  A copy of the executed employment agreement is attached as an exhibit to this report.  The agreement provides for a base salary of $120,000 with increases based upon increases in originations at his branch and incentive payments upon securing additional branches for PSMI.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Financial statements required by this item are not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(b)	Pro forma financial information.

Pro forma financial information required by this item  are not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(d)	Exhibits.

Exhibit 99.1	Employment Agreement dated March 15, 2011, with Edward Kenmure
Exhibit 99.2	Press Release dated March 16, 2011

SIGNATURE PAGE FOLLOWS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: March 16, 2011	By:	/s/ Ron Hanna
Ron Hanna, President